Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated February 28, 2019 (relating to the consolidated financial statement of TERP Spanish Holdco, S.L. (Sociedad unipersonal) as of December 31, 2018 and for the period from June 12, 2018 to December 31, 2018, not presented separately herein), appearing in the Annual Report on Form 20-F/A for the year ended December 31, 2019 of Brookfield Renewable Partners L.P.

/s/ DELOITTE, S.L.

Madrid, Spain

July 31, 2020